United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2023

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Decathlon Loan Agreement

On June 1, 2023 (the “Effective Date”), Pineapple Energy Inc. (the “Company”) entered into a Revenue Loan and Security Agreement (the “Loan Agreement”) by and among the Company, each of the Company’s subsidiary guarantors who from time to time become guarantors thereunder (collectively, the “Guarantors”), and Decathlon Specialty Finance, LLC (“Decathlon”). The Loan Agreement provides for a loan facility for the Company in the maximum amount of $7.5 million (the “Decathlon Fixed Loan”), with the full amount being advanced to the Company upon execution of the Loan Agreement.

A portion of the proceeds of the Decathlon Fixed Loan was used to repay the $5.0 million Short-Term Limited Recourse Secured Promissory Note (the “Short-Term Note”), plus accrued interest, that the Company entered into in connection with its acquisition of the SUNation entities on November 9, 2022. As a result, the Short-Term Note has been repaid in full, and the related pledge by the Company of the equity of SUNation to secure the payment of the Short-Term Note has been terminated.

The Loan Agreement requires fixed monthly payments as set forth on Schedule 2.3(b)(1) to the Loan Agreement by the Company to Decathlon, which generally aggregate to $960,000 payable in the remainder of 2023, $2,220,000 payable in 2024, $2,580,000 payable in 2025, $2,760,000 payable in 2026 and $3,480,000 payable in 2027 to the maturity date. All outstanding advances and interest under the Loan Agreement are due at maturity on June 1, 2027 (unless accelerated upon a change of control or the occurrence of other events of default). Interest accrues on the amounts advanced pursuant to the Loan Agreement at such rate as is necessary to generate an amount equal to the Minimum Interest, which is defined in the Loan Agreement as the following multiple of the advanced amount depending on the period during which all amounts due under the Loan Agreement are paid: (i) 0.25 times if on or before 12 months after the Effective Date; (ii) 0.35 times if after 12 months and on or before 24 months after the Effective Date; (iii) 0.50 times if after 24 months and on or before 36 months after the Effective Date; and (iv) 0.60 times if after 36 months after the Effective Date. The Company may at its option prepay the advance(s) and accrued but unpaid interest from time to time without penalty or premium (other than payment of the Minimum Interest).

The Loan Agreement further provides for the payment of fees by the Company and includes customary representations and warranties, indemnification provisions, covenants and events of default. Subject in some cases to cure periods, amounts outstanding and otherwise due under the Loan Agreement may be accelerated for typical defaults including, but not limited to, the failure to make when due payments, the failure to perform any covenant, the inaccuracy of representations and warranties, and the occurrence of debtor-relief proceedings. The advances are secured by all present and hereafter acquired property of the Company and the Guarantors and is guaranteed by the Guarantors.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified by reference to the text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Hercules Loan Agreement

On May 31, 2023, the Company and its wholly owned subsidiary, Pineapple Energy LLC (“PE LLC”) entered into that certain Consent and Amendment No. 2 to Loan and Security Agreement (the “Amendment”) to the Loan and Security Agreement, dated December 11, 2020 (as amended, the “Hercules Loan Agreement”) with Hercules Capital, Inc. (“Hercules”).

The Hercules Loan Agreement originally made available to PE LLC a term loan in a principal amount of $7.5 million (the “Hercules Term Loan”) to finance the acquisition of certain assets of the Hercules business. PE LLC and the Company entered into the Amendment in order to obtain Hercules’ consent to the Company entering into the Loan Agreement with Decathlon, a portion of the proceeds of which will be applied to prepay $1.5 million of the principal amount of the Hercules Term Loan. At the time of the Amendment and prior to the prepayment, the aggregate remaining balance of the Term Loan, including principal and interest, was $3.4 million.

The Amendment, among other things, modifies the original Hercules Loan Agreement by:

•	joining the Company as a borrower under the Hercules Loan Agreement and granting to Hercules a security interest in all present and hereafter acquired property of the Company;
•	obtaining the consent of Hercules for the Decathlon Fixed Loan and related security interest;
•	extending the maturity date of the Hercules Term Loan to June 2, 2027;
•	setting an interest rate of ten percent (10.0%) for the Hercules Term Loan;
•	providing for amortization payments in equal monthly installments of principal and interest (mortgage style) beginning on July 3, 2023 and on the first business day of each month thereafter until the earlier of payment in full or the maturity date;
•	subordinating the Hercules Term Loan to the senior Decathlon Fixed Loan; and
•	adding customary representations, warranties and covenants.

The foregoing summary of the Amendment does not purport to be complete and is qualified by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective February 13, 2023, Kyle Udseth, the Company’s Chief Executive Officer, voluntarily agreed, and the Company’s Compensation Committee approved, a reduction in Mr. Udseth’s annual base salary from $300,000 (as provided in his employment agreement) to $255,000, in order to assist with the reduction of corporate overhead. In connection with the financings and the repayment of the Short-Term Note as described in Item 1.01 above, the Compensation Committee approved the reinstatement of Mr. Udseth’s annual base salary amount of $300,000, effective June 5, 2023.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Revenue Loan and Security Agreement dated as of June 1, 2023 by and among Pineapple Energy Inc., the Guarantors party thereto, and Decathlon Specialty Finance, LLC.
10.2**	Consent and Amendment No. 2 to Loan and Security Agreement dated as of May 31, 2023 by and between Pineapple Energy LLC as Borrower and Hercules Capital, Inc. as Lender and Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Certain schedules and similar attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. In addition, certain confidential information contained in this exhibit has been redacted pursuant to Item 601(b)(10)(iv) because it is not material and the Company customarily and actually treats that information as private or confidential.

**  Certain schedules and similar attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: June 6, 2023